                                                                   Exhibit 4(e)

                               AMENDMENT NO. 2
                                     TO
                          RELIANCE ELECTRIC COMPANY
                         SAVINGS AND INVESTMENT PLAN




   This Amendment No. 2 is made this _______ day of _____________, 1995, by Reliance Electric Company (the "Company");

                                  WITNESSETH:
                                  ----------
   WHEREAS, effective March 1, 1978, the Company established the Reliance Electric Company Savings and Investment Plan (the "Plan") for the benefit of its employees; and

   WHEREAS, the Company amended and restated the Plan on several occasions, most recently effective as of January 1, 1989; and

   WHEREAS, pursuant to Section 16.1 of the Plan, the Company reserved the right to amend the Plan; and

   WHEREAS, on or about January 27, 1995, substantially all of the outstanding stock of the Company was acquired by Rockwell International Corporation for cash; and

   WHEREAS, as the result of such acquisition, the Company desires to change the Plan's investment provisions; and

   WHEREAS, effective as of October 1, 1995, the Company also desires to revise the amount of matching contribution made to the Plan and the manner of investment of such matching contribution;

   NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the Company hereby amends the Plan, effective as of the dates hereinafter set forth, as follows:

   (1) Section 1.02 of Article 1 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 1.02 in its entirety and the substitution of a new Section 1.02 to read as follows. Consistent with this revision, the Plan is hereby further amended by the deletion of the words "Administrative Committee" wherever such words appear and the substitution in lieu thereof of the words "Plan Administrator."

   "1.02 "Plan Administrator" means, for periods prior to October 1, 1995, the administrative committee appointed to administer the Plan in accordance with
  Section 14.03 hereof, and for periods on and after October 1, 1995, the person or entity so designated by name or corporate office by the Board of Directors."

   (2) Section 1.07 of Article 1 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 1.07 in its entirety and the substitution in lieu thereof of a new Section 1.07 to read as follows:

   "1.07 "Board of Directors" means the Board of Directors of the Company or, where applicable, the Board of Directors of Rockwell."

   (3) Article 1 of the Plan is hereby amended, effective as of October 1, 1995, by the addition at the end thereof of new Sections 1.59, 1.60, 1.61, 1.62, 1.63, 1.64 and 1.65 to read as follows:

   "1.59  "Affiliated Company" means Reliance Electric Company and:

   (a)   Rockwell;

   (b) any corporation incorporated under the laws of one of the United States of America of which the Company or Rockwell owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Section 1563 of the Code);

   (c) any partnership or other business entity organized under such laws, of which the Company or Rockwell owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Section 414 (c) of the Code); and

   (d) any other company deemed to be an Affiliated Company by the Board of Directors of Rockwell.

   1.60 "Common Stock" means the common stock, other than the Class A common stock, of Rockwell.

   1.61 "Consolidated Net Sales" means the consolidated net sales of Rockwell Automation as reported to Rockwell from time to time in accordance with Rockwell's internal reporting policies and procedures.

   1.62 "Fiscal Year" means the annual accounting period of Rockwell which is currently the twelve (12) month period commencing on October 1 and ending on the following September 30.

   1.63 "Rockwell" means Rockwell International Corporation, a Delaware corporation.

   1.64 "Rockwell Automation" means the Rockwell Automation business carried on by direct or indirect subsidiaries and other business units of the Company and Rockwell, as such business is defined from time to time for Rockwell's external reporting purposes.

   1.65 "Tender Offer" means any tender offer for, or request or invitation for tenders of, the Common Stock and/or Class A Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company."

   (4) Section 4.01 of Article 4 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 4.01 in its entirety and the substitution in lieu thereof of a new Section 4.01 to read as follows:

   "4.01 Subject to the provisions of Section 10.02, the Employer shall make Matching Employer Contributions to the Trust Fund in an amount which (when added to forfeitures, if any) will be equal to the percentage computed on a quarterly basis pursuant to the provisions of paragraph (i) below of each Participant's Basic Salary Reduction Contributions for the corresponding period:

   (i) Subject to the adjustments and limitations described in paragraph (ii) below, the Matching Employer Contribution shall be equal to the applicable percentage set forth in the following schedule, based upon growth in Consolidated Net Sales, using the year-to-date Consolidated Net Sales figures for previous fiscal quarter and comparing the said figures to the year-to-date Consolidated Net Sales figures for the corresponding period in the previous Fiscal Year:

         CONSOLIDATED NET       MATCH
         ----------------       -----
         SALES INCREASE         PERCENTAGE
         ----------------       ----------
         Less than 6%              50%

         6% but less than 8%       66.7%

         8% but less than 10%      83.3%

         10% or more               100%

   (ii) In determining the applicable Match Percentage under paragraph (i) above, the applicable Consolidated Net Sales figures shall be adjusted, if circumstances should so require, to reflect:

         (A) net sales of any stand-alone business which is associated with Rockwell Automation and which is acquired by the Company or Rockwell during the current Fiscal Year or the previous Fiscal Year; and

         (B) net sales of any divested stand-alone Rockwell Automation business which was sold during the current Fiscal Year or the previous Fiscal Year.

   No Matching Employer Contributions shall be made on behalf of any Participant who has not completed a year of Credited Service. In addition, no Matching Employer Contributions shall be made with respect to a Participant's Supplemental Employee Contributions or Supplemental Salary Reduction Contributions. The Employer may make its Matching Employer Contributions for any period prior to the time the Basic Salary Reduction Contributions are made for such period."

     (5) Section 4.03 of Article 4 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 4.03 in its entirety and the substitution in lieu thereof of a new Section 4.03 to read as follows:

     "4.03 Contributions to the Plan generally shall be made in the form of cash. Notwithstanding the foregoing, effective January 1, 1990, subject to
     Section 4.05, fifty percent (50%) of the Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof on behalf of those Participants who are not Management Investors shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available. Effective
     April 1, 1992, subject to Section 4.05,
  fifty percent (50%) of all Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available. Notwithstanding the foregoing, effective upon the first day of the month during which an Initial Public Offering is completed and prior to November 30, 1994, subject to
  Section 4.05, one hundred percent (100%) of the Matching Employer Contributions to the Plan pursuant to Section 4.01 hereof shall be made either in the form of Company Stock or in the form of cash, which cash amount shall be invested by the Trustee in Company Stock to the extent available. Effective October 1, 1995, Employer Matching Contributions to the Plan shall, at the discretion of the Board of Directors, be made either in the form of Common Stock or in the form of cash, which cash amount shall be invested by the Trustee in Common Stock as soon as practicable following the contribution. Common Stock shall be valued at the closing price reflected on the New York Stock Exchange - Composite Transactions listing as of the Valuation Date."

   (6) Section 4.05 of Article 4 of the Plan is hereby amended, effective as of January 1, 1995, by the addition at the end thereof of a new sentence to read as follows:

   "Any Matching Employer Contributions which are made on or after December 31, 1994 shall be invested pursuant to the directions received from Participants pursuant to Section 6.02 hereof."

   (7) Section 4.05 of Article 4 of the Plan is hereby further amended, effective as of October 1, 1995, by the addition at the end thereof of a new sentence to read as follows:

   "Any Matching Employer Contributions which are made on or after October 1, 1995 shall be made in the form of or invested in Common Stock in accordance with the provisions of Section 4.01 hereof."

   (8) Section 6.01 of Article 6 of the Plan is hereby amended, effective as of April 1, 1995, by the deletion of Option 6 thereof and by the corresponding deletion of all references to the Company Stock Fund. Option 7 of said Section
6.01 shall be renumbered Option 6. Any amounts which were credited to the Company Stock Fund as of March 31, 1995 shall be transferred effective April 1, 1995 to Fund B. If any Participant shall have an investment direction in effect on April 1, 1995 which indicates that future contributions made to the Plan on his behalf shall be invested in the Company Stock Fund, such future contributions shall be invested in Fund B unless and until the Participant shall file a new investment direction designating a different method of investment.

   (9) Section 6.01 of Article 6 of the Plan is hereby further amended, effective as of October 1, 1995, by the addition of two new Funds to the first paragraph of said Section 6.01 which shall be described as follows:

  "(7) ROCKWELL STOCK FUND A, which shall consist of all cash, Common Stock and the proceeds and income therefrom, attributable to Matching Employer Contributions and Supplemental Matching Employer Contributions. Participants will not be allowed to elect to have their Salary Reduction Contributions and Supplemental Employee Contributions invested in Rockwell Stock Fund A.

   (8) ROCKWELL STOCK FUND B, which shall consist of cash, Common Stock and the proceeds and income therefrom, attributable to contributions other than Matching Employer Contributions and Supplemental Matching Employer Contributions."

   (10) Section 6.02 of Article 6 of the Plan is hereby amended, effective as of April 1, 1995, by the addition at the end thereof of a new sentence to read as follows:

   "Effective as of April 1, 1995, Salary Reduction Contributions, Supplemental Employee Contributions and, except as provided in Sections 4.03, 4.04, 4.05 and 4.11 hereof, Matching Employer Contributions credited to a Participant's Account shall be invested in whole in Fund A, Fund B, Fund C, Fund D or Fund E, or in 5% increments among such Funds pursuant to the election of the Participant."

   (11) Section 6.02 of Article 6 of the Plan is hereby further amended, effective as of October 1, 1995, by the addition at the end thereof of a new sentence to read as follows:

   "Effective as of October 1, 1995, Salary Reduction Contributions, Supplemental Employee Contributions and, if a Participant who has attained age 65 makes the election described in Section 6.04 hereof, Matching Employer Contributions credited to such Participant's Account shall be invested in whole in Fund A, Fund B, Fund C, Fund D, Fund E or Rockwell Stock Fund B, or in 5% increments among such Funds pursuant to the election of the Participant."

   (12) Section 6.04 of Article 6 of the Plan is hereby amended, effective as of April 1, 1995, by the deletion of the third sentence of said Section 6.04 in its entirety and the substitution in lieu thereof of the following:

   "Effective January 1, 1994 and prior to March 31, 1995, a Participant, Inactive Participant or Former Participant may direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to the subsequent provisions of this Section 6.04), Fund C, Fund D, Fund E (subject to the subsequent provisions of this Section 6.04), the Exxon Stock Fund or the Company Stock Fund (subject to the subsequent provisions of this Section 6.04), in accordance with the rules and procedures established by the Administrative Committee, uniformly and nondiscriminatorily applied. Effective April 1, 1995, a Participant, Inactive Participant or Former Participant may direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to the subsequent provisions of this Section 6.04),

  Fund C, Fund D, Fund E (subject to the subsequent provisions of this Section 6.04) or the Exxon Stock Fund, in accordance with the rules and procedures established by the Administrative Committee, uniformly and nondiscriminatorily applied."

   (13) Section 6.04 of Article 6 of the Plan is hereby amended, effective as of October 1, 1995, by the addition after the fourth sentence of said Section
6.04 of the following:

   "Effective October 1, 1995, a Participant, Inactive Participant or Former Participant may direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to the subsequent provisions of this Section 6.04), Fund C, Fund D, Fund E (subject to the subsequent provisions of this Section 6.04), the Exxon Stock Fund or Rockwell Stock Fund B (subject to the subsequent provisions of this Section 6.04), in accordance with the rules and procedures established by the Plan Administrator, uniformly and nondiscriminatorily applied.

   In addition to the elections available under this Section 6.04, the following elections shall be available to eligible Participants:

   (i) A Participant, Inactive Participant or Former Participant who has not attained age fifty-five (55) may elect once in each calendar year, by giving the Company notice of such election, to have ten percent (10%) of the total value of his Account

         (or 100% of such total value, if $25.00 or less) which is invested in Rockwell Stock Fund B, transferred, in increments of five percent (5%), into Fund A, Fund B, Fund C, Fund D or Fund E.

   (ii) A Participant, Inactive Participant or Former Participant who has attained age fifty-five (55), but not age sixty-five (65), may elect once in each calendar year, by giving the Company notice of such election, to have fifty percent (50%) of the total value of his Account (or 100% of such total value, if $25.00 or less) which is invested in Rockwell Stock Fund B, transferred, in increments of five percent (5%), into Fund A, Fund B, Fund C, Fund D or Fund E; provided, however, that the Participant may not make an election under this paragraph (ii) during the same calendar year in which an election has been made under paragraph (i).

   (iii) A Participant or Inactive Participant who is still an Employee and has attained age sixty-five (65) or a retired Participant who has elected to defer his distribution pursuant to Section 9.01 may elect once each calendar month after his attainment of age sixty-five (65) to have the total value or a portion (in 5% increments) of the total value of his Account which is invested in Rockwell Stock Fund A and Rockwell Stock Fund B, transferred, in increments of five percent (5%), into Fund A, Fund B, Fund C, Fund D or Fund E.

   If, as a result of an election made pursuant to paragraph (iii) above, one hundred percent (100%) of the Participant's interest in Rockwell Stock Fund A has been transferred to other Investment Funds, all subsequent Matching Employer Contributions, if any, made to the Participant's Account after the effective date of the said election shall be made in cash and shall be invested in the same manner as are the investments described in this Section 6.04.

   If less than one hundred percent (100%) of the Participant's interest in Rockwell Stock Fund A has been so transferred, such Matching Employer Contributions shall continue to be made in the manner described in Section 4.03."

   (14) Section 6.06 of Article 6 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 6.06 in its entirety and the substitution in lieu thereof of a new Section 6.06 to read as follows:

   "6.06 Except as provided in Sections 4.03, 4.04, 4.05, and Section 4.11 hereof, Matching Employer Contributions with respect to a Participant's Account shall be credited to the same fund as the other contributions which are credited to the Participant's Account. Cash dividends and the cash proceeds of any other distributions received on funds held in Fund A, Fund C, Fund D, the Exxon Stock Fund, Rockwell Stock Fund A or Rockwell Stock Fund B shall be invested in accordance with the terms of Fund A, Fund C, Fund D, the Exxon Stock Fund, Rockwell Stock Fund A or Rockwell Stock Fund B. The return on investment of Fund B shall be invested in accordance with the terms of Fund B."

   (15) Article 6 of the Plan is hereby amended, effective as of October 1, 1995, by the addition of a new Section 6.11 to read as follows and by the renumbering of current Section 6.11 as Section 6.12:

   "6.11 Except as otherwise provided in this Section 6.11, the duty with respect to the voting, retention, and tendering of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

   With respect to any matter as to which a vote of the outstanding shares of Common Stock is solicited:

   (i) the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant's vested and non-vested shares of Common Stock held in or credited to Rockwell Stock Fund A or Rockwell Stock Fund B as of the record date fixed for determining the holders of Common Stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

   (ii) the Trustee, in its sole discretion, shall exercise voting rights of shares of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B as to which no timely direction has been received pursuant to paragraph (i).

   In the event of any Tender Offer:

   (i) the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B as of the Tender Date with respect to such Participant or have been credited as of such Tender Date to the Accounts in Rockwell Stock Fund B of such Participant, and, except as limited below, the Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last-dated timely written direction, if any, of such Participant; and

   (ii) the Trustee shall, in its sole discretion, have the duty, except as limited below, with respect to the retention, tendering or depositing of shares of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i).

   Shares of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earliest of:

   (i) the date immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

   (ii) the date immediately preceding the expiration of the period during which such shares of Common Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

  (iii) the expiration of 30 days from the date of the Trustee's solicitation of the Participant's written direction pursuant to this Section 6.11.

   The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Common Stock and, if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

   As used herein, the term "Tender Date" means the date on which the Trustee tenders or deposits any shares of the Common Stock either representing the vested or non-vested interest of such Participant in Rockwell Stock Fund A or credited to the Accounts in Rockwell Stock Fund B of such Participant."

   (16) Section 7.01 of Article 7 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 7.01 in its entirety and the substitution in lieu thereof of a new Section 7.01 to read as follows:

   "7.01 The Plan Administrator shall determine the value of each Participant's Account based on the fair market value of Funds A, B, C, D, E, the Exxon
  Stock Fund, Rockwell Stock Fund A and Rockwell Stock Fund B not less frequently than as of the end of each month."

   (17) Section 7.03 of Article 7 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 7.03 in its entirety and the substitution in lieu thereof of a new Section 7.03 to read as follows:

   "7.03 As soon as practicable following the end of each Plan Year, and at such other times as the Plan Administrator deems appropriate, the Plan Administrator shall deliver or mail to each Participant, Inactive Participant, Former Participant and Beneficiary who is entitled to receive a benefit under the Plan a statement setting forth the fair market value of his Account in Funds A, B, C, D, E, the Exxon Stock Fund, Rockwell Stock Fund A and Rockwell Stock Fund B as of the end of such Plan Year."

   (18) Section 9.01 of Article 9 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 9.01 in its entirety and the substitution in lieu thereof of a new Section 9.01 to read as follows:

   "9.01 A Participant who retires can elect to receive a distribution of his Account in a single lump sum distribution (a) as soon as practicable following his date of retirement, (b) during the month of January which immediately follows the calendar year in which he retires, or (c) except as provided in Section 9.08, on any date on or after his attainment of age 65.

   A Participant who separates from service prior to his Normal Retirement Date or Early Retirement Date can elect to receive a distribution of his Vested Interest in a single lump sum (a) as soon as practicable following his Severance from Service Date, (b) except as provided in Section 9.08 on any date on or after his attainment of age 65, or (c) if the Participant has completed ten (10) Years of Credited Service, on his 55th birthday.

   Notwithstanding the foregoing, if the value of a Participant's Account does not exceed and at the time of any prior distribution did not exceed $3,500, distribution shall be made to such Participant in the form of a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date."

   (19) Section 9.03 of Article 9 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 9.03 in its entirety and the substitution in lieu thereof of a new Section 9.03 to read as follows:

   "9.03 Except with respect to Rockwell Stock Fund A and Rockwell Stock Fund B, a Participant generally shall receive payment of his Vested Interest in the form of cash; provided, however, that if sufficient cash is not available to make cash distributions to all similarly situated Participants who have a Vested Interest in the Exxon Fund, the Plan Administrator shall have the discretion to direct the Trustee to make distributions to such Participants in the form of whole shares of Exxon Stock, plus cash for the value of any fractional shares. With respect to Rockwell Stock Fund A and Rockwell Stock Fund B, a Participant shall receive payment of his Vested Interest in such Funds in the form of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing as of the Valuation Date, plus cash for the value of any fractional shares. In addition, the Participant shall be paid in cash the amount of any cash dividends received since the last Valuation Date attributable to the number of whole shares of Common Stock distributable to him as described in this Section 9.03 and the dollar value of any contributions to Rockwell Stock Fund A and Rockwell Stock Fund B in respect of such Participant between the last Valuation Date and the date of payment. In addition, any Participant may elect in writing to receive that portion of his Vested Interest in the Exxon Fund in whole shares of Exxon Stock, plus cash for the value of any fractional shares."

   (20) Section 9.06 of Article 9 of the Plan is hereby amended, effective as of January 1, 1993, by the deletion of said Section 9.06 in its entirety and the substitution in lieu thereof of a new Section 9.06 to read as follows:

   "9.06 Each Participant shall have the right from time to time to file with the Administrative Committee a designation of Beneficiary to receive death benefits payable under the Plan upon the Participant's death. The Beneficiary shall elect to receive any amounts distributable to him from the Plan in the form of a lump sum distribution or in approximately equal annual installments over more than one (1) year but not more than five (5) years, subject to any generally applicable restrictions in the Plan. Notwithstanding the foregoing, a Participant who had elected a form of distribution with respect to his Beneficiary prior to January 1, 1993 may elect to continue such election in effect by filing with the Administrative Committee such forms or notices as the Committee may require."

   (21) Section 10.01 of Article 10 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of paragraphs (c) and (d) of said
Section 10.01 in their entireties and the substitution in lieu thereof of new paragraphs (c) and (d) to read as follows:

  "(c) A participant or Inactive Participant not described in (a) above may withdraw his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in Rockwell Stock Fund A) provided that the amounts to be withdrawn were contributed to the Plan at least 24 months prior to the date of withdrawal. Notwithstanding the foregoing, in the event a Participant or Inactive Participant not described in (a) above has been a Participant in the Plan for a five year period, such Participant or Inactive Participant may withdraw 100% of his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in Rockwell Stock Fund A).

   (d) In the case of financial hardship, a Participant or Inactive Participant, even though described in (a) above, may withdraw his Vested Interest attributable to Matching Employer Contributions as described in Section 10.01(c) above (but not including Matching Employer Contributions invested in Rockwell Stock Fund A) and that part of the balance of his Account (including earnings on his Salary

         Reduction Contributions through December 31, 1988) which is attributable to Salary Reduction Contributions. For the purpose of this paragraph, a withdrawal will be on account of financial hardship if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant or Inactive Participant and is necessary to satisfy such financial need. Such withdrawal based upon financial hardship cannot exceed the amount required to meet the financial need created by the hardship. The determination of the existence of financial hardship and the amount required to meet the financial need shall take into account all non-hardship distributions and nontaxable loans available under the Plan and other tax qualified plans of the Employer and shall be made in accordance with the hardship provisions of Section 401(k) of the Code and with uniform and nondiscriminatory standards established by the Plan Administrator. In accordance with the foregoing, the Plan Administrator has established that a Participant or Inactive Participant will be deemed to have an immediate and heavy financial need and, therefore, will qualify for a financial hardship withdrawal if the purpose of the withdrawal is on account of the following:

                (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Inactive Participant or such individual's spouse, or any dependents of the Participant or Inactive Participant (as defined in Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in Section 213(d);

                (ii) purchase of a principal residence for the Participant or
                     Inactive Participant (excluding mortgage payments);

               (iii) tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, the Inactive Participant, or such individual's spouse, children, or dependents (as defined in Section 152 of the Code); or

                (iv) payment necessary to prevent the eviction of the
                     Participant or Inactive Participant from his principal residence or foreclosure on the mortgage of the Participant's or Inactive Participant's principal residence."

   (22) Section 10.01 of Article 10 of the Plan is hereby further amended, effective as of October 1, 1995, by the deletion of paragraph (e) (vii) of said
Section 10.01 in its entirety and
the substitution in lieu thereof of a new paragraph (e) (vii) to read as follows:

  "(e) (vii)  Subsequent to a determination of the order of priority for purposes of withdrawals of a Vested Interest as determined in subsection (i) through subsection (vi) above, withdrawals of a Vested Interest shall be made only in the following order of priority from Funds A, B, C, D, E, the Exxon Stock Fund, Rockwell Stock Fund A (to the extent permitted) and Rockwell Stock Fund B as follows:

                1. Fund B - Interest Accumulation Fund

                2. Exxon Stock Fund

                3. Fund E - U.S. Government Fund

                4. Fund A - Aetna Variable Fund Accumulation Account

                5. Fund C - Merrill Lynch Basic Value Fund

                6. Fund D - Equity Index Fund of the General Employee Benefit
                   Trust of Bankers Trust Company

                7. Rockwell Stock Fund B

                8. Rockwell Stock Fund A"

   (23) Section 11.1 of Article 11 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of paragraph (b) of said Section 11.1 in its entirety and the substitution in lieu thereof of a new paragraph (b) to read as follows:

   "(b) the interest rate shall be determined by the Plan Administrator or its agent and shall be equal to one percent (1%) over the prime lending rate, which is defined as the base rate on corporate loans posted by at least seventy-five percent (75%) of the largest thirty (30) U.S. banks, as such rate is identified in the edition of The Wall Street Journal published on the last business day of the month prior to the approval of the loan;"

   (24) Section 11.1 of Article 11 of the Plan is hereby further amended, effective as of October 1, 1995, by the deletion of paragraph (i) of said
Section 11.1 in its entirety and the substitution in lieu thereof of a new paragraph (i) to read as follows:

   "(i) except as provided below, each loan shall be treated as a separate investment of the funds credited to such borrower's Account and the Plan Administrator or its agent shall reduce such borrower's Account in the following order of priority:

                1. Fund B - Interest Accumulation Fund

                2. Exxon Stock Fund

                3. Fund E - U.S. Government Fund

                4. Fund A - Aetna Variable Fund Accumulation Account

                5. Fund C - Merrill Lynch Basic Value Fund

                6. Fund D - Equity Index Fund of the General Employee Benefit
                   Trust of Bankers Trust Company

                7. Rockwell Stock Fund B

         Payments by a borrower on any such loan shall be credited to such borrower's Account in the Funds listed above in the same proportions as the borrower's current investment option election with respect to such Funds at the end of the month in which loan payments are made;"

   (25) Section 17.01 of Article 17 of the Plan is hereby amended, effective as of October 1, 1995, by the deletion of said Section 17.01 in its entirety and the substitution in lieu thereof of a new Section 17.01 to read as follows:

   "17.01 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in the Plan, or except as provided by a Qualified Domestic

  Relations Order which requires that the Order's alternate payee (as defined in Code Section 414(p)) will be paid in a lump sum as soon as practicable following the Order's issuance."

   (26) The Plan is hereby amended, effective as of October 1, 1995, by the addition at the end thereof of a new Article 20 to read as follows:

  "ARTICLE 20  TENDER OFFERS: PLAN ADMINISTRATION

   20.01 The provisions of this Article 20 shall be effective only as of the date of the first tender or deposit by the Trustee of any share of Common Stock pursuant to any Tender Offer, and shall remain in effect thereafter unless and until (a) each share of Common Stock held in Rockwell Stock Fund A or Rockwell Stock Fund B which has been tendered or deposited, pursuant to such Tender Offer or any subsequent Tender Offer commenced while the provisions of this Article 20 are in effect, has been effectively withdrawn by or otherwise returned to the Trustee and (b) the certificate representing each share is in the possession of the Trustee.

   20.02  While the provisions of this Article 20 are in effect:

  (a) the term "Sub Fund A" shall mean the fund established by the Trustee pursuant to Section 20.03(i); and

  (b) the term "Sub Fund B" shall mean the fund established by the Trustee pursuant to Section 20.03(ii).

   20.03 While the provisions of this Article 20 are in effect the Trustee shall establish:

   (i) A Sub Fund A consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common stock previously held in Rockwell Stock Fund A which were tendered or deposited, all property purchased therewith and the proceeds and income therefrom; and

   (ii) A Sub Fund B consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock previously held in Rockwell Stock Fund B which were tendered or deposited, all property purchased therewith and the proceeds and income therefrom.

   The Trustee shall use all cash in Sub Fund A and Sub Fund B only to purchase the kinds of instruments of debt with maturity of not more than three years which would be appropriate investments for a fixed income fund and shall so invest and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Trustee for Participants in Sub Fund A or Sub Fund B pursuant to a tender or deposit of shares of Common Stock, shall be similarly invested and reinvested.

   The funding policy of the Plan determined by the Company under the Plan shall be consistent with the objectives for Sub Fund A and Sub Fund B.

   20.04 A separate Account representing each Participant's interest in Sub Fund A and Sub Fund B shall be maintained. Such separate Accounts shall contain sufficient information to permit with respect to Sub Fund A and Sub Fund B a determination of the dollar balance of such Participant's Accounts at any time. Such separate Accounts shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of this Plan.

   As of the Valuation Date immediately following the first deposit into Sub Fund A or Sub Fund B, as the case may be, and as of each succeeding Valuation Date, an amount equal to the fair market value of all property in each such Sub Fund shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Income and losses on the property held in each such Sub Fund shall be credited or debited, as the case may be, to each Participant's Account.

   The Participant's Account in Rockwell Stock Fund A shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock previously representing some or all of his interest in Rockwell Stock Fund A which were tendered or deposited, by the amount which bears the same relation to the amounts credited to such Account immediately prior to the tender or deposit of such shares as the portion of his interest in Rockwell Stock Fund A in respect of which such shares were tendered bore to his entire interest in Rockwell Stock Fund A immediately prior to the tender or deposit of such shares.

   The Participant's Accounts in Rockwell Stock Fund B shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock previously representing some or all of his interest in Rockwell Stock Fund B which were tendered or deposited, by the amount which bears the same relation to the amounts credited to such account immediately prior to the tender or deposit of such shares as the portion of his interest in Rockwell Stock Fund B in respect of which such shares were tendered bore to his entire interest in Rockwell Stock Fund B immediately prior to the tender or deposit of such shares.

   20.05  While the provisions of this Article 20 are in effect:

  (a) For purposes of Article 8, a Participant's interest in Sub Fund A that results from the crediting to the Participant's Account in Sub Fund A of cash, securities or other consideration received by the Trustee pursuant to the tender or deposit, of shares of Common Stock previously representing his interest in Rockwell Stock Fund A shall be deemed attributable to Matching Employer Contributions made on the Participant's behalf which resulted in the credit to his Account in Rockwell Stock Fund A.

  (b)  For purposes of Article 9:

       (i) The full dollar balance of the Participant's Accounts in Sub Fund A and Sub Fund B shall be deemed to be an amount that the Participant (or his Beneficiary in the case of death) shall receive under Section 9.01 thereof.

      (ii) The amounts set forth in Section 9.01 or 9.05 shall be amounts that the Participant (or his Beneficiary in the case of death), shall receive under paragraph (i) thereof; provided, however, that no share of Common Stock representing a Participant's interest in Rockwell Stock Fund A or held in such Participant's Account in Rockwell Stock Fund B which, as of the date of such Participant's termination of employment for any reason set forth in Section 9.01 or upon his death, has been tendered or deposited in accordance with the Trust Agreement, shall be transferred to such Participant (or his Beneficiary in the case of death) pursuant to Section 9.01 or 9.05 unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided, further, however, that there shall be paid or transferred to such Participant (or his Beneficiary in the case of death) any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock previously representing such Participant's interest in Rockwell Stock Fund A or held in such Participant's Accounts in Rockwell Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited, as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

  (c) If a Participant's employment is terminated for any reason other than those reasons set forth in Section 9.01 or as the result of his death, the Participant shall receive as soon as practicable:

       (i) The vested portion of the dollar balance of his Account in Sub Fund A and the full dollar balance of his Account in Sub Fund B.

       (ii) The amounts set forth in Section 8.01; provided, however, that no share of Common Stock representing such Participant's vested interest in Rockwell Stock Fund A or held in such Participant's Accounts in Rockwell Stock Fund B which, as of the date of such termination, has been tendered or deposited, shall be transferred to such Participant after the date of such termination unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided further, however, that there shall be paid or transferred to such Participant any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock previously representing such Participant's vested interest in Rockwell Stock Fund A or held in such Participant's Accounts in Rockwell Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited, as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

   20.06 While the provisions of this Article 20 are in effect, the amount paid or transferred to a Participant who elects a withdrawal in accordance with Section 10.01(b) shall be determined in the same manner as under Section 20.05(c) (except that the date of receipt of the election shall be used for such determination in lieu of the date of termination and except that the Participant's Salary Reduction Contributions and the related portion of his Account attributable to

  Matching Employer Contributions, if any, shall not be withdrawn).

  20.07 While the provisions of this Article 20 are in effect, for purposes of Section 10.01(d), withdrawals shall be taken from a Participant's Accounts in the Investment Funds as provided in Section 10.01(e). A Participant may, however, elect to have any such withdrawal taken first from his Account in Rockwell Stock Fund B, with any additional withdrawal amount to be taken from his Accounts in the remaining Investment Funds."

  IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 2 to be executed as of the day and year first above written.


                                                RELIANCE ELECTRIC COMPANY
                                                ("Company")

                                                By:  ______________________


                                                And: ______________________

85\10226MMC.60N